For Immediate Release

Averox Announces Delay of Forward Stock Split

Novi, MI--September 5, 2008--The Board of Directors of Averox Inc. (OTCBB:AVOX) said today that it has delayed the ten for one stock split previously expected to be effective September 5, 2008. The new effective date is expected to be announced shortly.

CONTACT:

Graham Hill / Ovais Mukhtar
Investor Relations
Averox Inc
39555 Orchard Hill Place
Suite 600 Crystal Glen Center
Novi, MI 48375 USA
Tel: +1  248 449 2972
Fax: +1  248 348 5760
investors@averox.com

or

Trudy Self : Investor Relations
Tel: + 1 909 336 5685
tmself@aol.com

About Averox Inc. (www.averox.com)Averox Inc. (OTCBB:AVOX) is a publicly held independent provider of solutions and services in the domains of Telecommunication Engineering, Telecommunication OSS and BSS and Information Technology. Averox services include offshore product development, application management, project management, program management, telecommunications network deployment, management, optimization and maintenance for small, medium and large enterprises. Averox Inc. has two principal subsidiaries Averox Private Limited and Averox FZ-LLC.

This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Averox management's current expectations and are subject to risks and uncertainties and changes in circumstances. All forward-looking statements included in this press release are based upon information available to Averox as of the date of the press release, and it assumes no obligation to update or alter its forward- looking statements whether as a result of new information, future events or otherwise. Further information on risks or other factors that could affect Averox' results of operations are detailed in the filings of Averox with the SEC.